POWER OF ATTORNEY

The undersigned, Cynthia L. Egan, Lorenzo A. Flores, Stayce D. Harris, J. Phillip Holloman, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, Arthur P. Steinmetz, Robert W. Fairbairn and John M. Perlowski, Trustees of BlackRock ETF Trust II (the “Trust”), hereby authorize John M. Perlowski, Trent Walker, Jay M. Fife, Jennifer McGovern and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 6th day of June, 2025.

Signature	Title

/s/ Cynthia L. Egan Cynthia L. Egan	Trustee

/s/ Lorenzo A. Flores Lorenzo A. Flores	Trustee

/s/ Stayce D. Harris Stayce D. Harris	Trustee

/s/ J. Phillip Holloman J. Phillip Holloman	Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Trustee

/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ Arthur P. Steinmetz Arthur P. Steinmetz	Trustee

/s/ Robert W. Fairbairn Robert W. Fairbairn	Trustee

/s/ John M. Perlowski John M. Perlowski	Trustee

[Signature Page to Power of Attorney for BlackRock ETF Trust II Registration Statement on Form N-14]